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                                                                   EXHIBIT 11.1

                                  PSINET INC.

  CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES
                            USED IN CALCULATION(1)

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
Weighted average shares outstanding:
Common stock:
  Shares outstanding at beginning of year....................     40,113,234
  Weighted average shares issued during the year ended
   December 31, 1997 (364,552 shares)........................        192,566
                                                                ------------
                                                                  40,305,800
                                                                ============
Net loss available to common shareholders....................   $(46,013,000)
                                                                ============
Basic and diluted loss per share.............................   $      (1.14)
                                                                ============

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(1) For a description of basic and diluted loss per share, see Note 1 of the
    Notes to the Consolidated Financial Statements included in Part II, Item 8 of this Form 10-K.